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                                                                     Exhibit 4.6


 NUMBER                                                               SHARES
  P-0                                                                 ______


             INCORPORATED WITHIN THE LAWS OF THE STATE OF DELAWARE


                                WRC MEDIA INC.

                       PAR VALUE $0.01 PREFERRED STOCK



THIS IS TO CERTIFY THAT ______________________________________ IS THE OWNER OF

_______________________________________________________________________________
  Fully Paid and Non-Assessable Shares of Par Value $0.01 Preferred Stock of
                               WRC Media Inc.


TRANSFERABLE ONLY ON THE BOOKS OF THE CORPORATION BY THE HOLDER THEREOF IN PERSON OR BY A DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED.

WITNESS, THE SEAL OF THE CORPORATION AND THE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.

DATED


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